Exhibit (m)(2)

AMENDMENT TO DISTRIBUTION PLAN

This AMENDMENT TO THE DISTRIBUTION PLAN (the “Amendment”) made as of September 17, 2012 (the “Effective Date”) by CAVANAL HILL FUNDS, a Massachusetts business trust (the “Trust”) to that certain Distribution Plan, dated August 2, 2007, (as amended and in effect on the date hereof, the “Plan”). All capitalized terms used but not defined herein shall have the meanings given to them in the Plan.

WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940 (the “1940 Act”), as amended, that consists of nine separate funds (the “Funds”) offered in various classes (the “Classes”) as of the date hereof;

WHEREAS, the Trust wishes to enter into this Amendment to the Plan in order to update fee information;

NOW, THEREFORE, in consideration of the foregoing, the Trust hereby amends the Plan as follows:

1.             Funds.

Schedule A of the Plan is hereby deleted in its entirety and replaced with the attached Schedule A.

2.             Miscellaneous.

(a)           This Amendment supplements and amends the Plan. The provisions set forth in this Amendment supersede the provisions of the Plan. Except as set forth herein, the Plan shall remain in full force and effect.

(b)           Each reference to the Plan in the Plan (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which it relates, shall hereafter be construed as a reference to the Plan as amended by this Amendment. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

(c)           Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Distribution Plan to be duly executed and to become effective on the Effective Date.

CAVANAL HILL FUNDS

By:	/s/ James L. Huntzinger

Name: James L. Huntzinger

Title: President

Schedule A to the
Amended and Restated
Distribution and Shareholder Services Plan

Dated August 2, 2007
Amendment Dated September 17, 2012

Name of Fund	Compensation*

Cavanal Hill Cash Management Fund -Premier Shares	Annual rate of fifty one-hundredths of one percent (.50%) of Premier Shares of Cavanal Hill Cash Management Fund’s average daily net assets.

Cavanal Hill Cash Management Fund -Administrative Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Administrative Shares of Cavanal Hill Cash Management Fund’s average daily net assets.

Cavanal Hill Cash Management Fund -Service Shares+	Annual rate of twenty-five one-hundredths of one percent (.25%) of Service Shares of Cavanal Hill Cash Management Fund’s average daily net assets.

Cavanal Hill U.S. Treasury Fund -Premier Shares	Annual rate of fifty one-hundredths of one percent (.50%) of Premier Shares of Cavanal Hill U.S. Treasury Fund’s average daily net assets.

Cavanal Hill U.S. Treasury Fund -Administrative Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Administrative Shares of Cavanal Hill U.S. Treasury Fund’s average daily net assets.

Cavanal Hill U.S. Treasury Fund -Service Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Service Shares of Cavanal Hill U.S. Treasury Fund’s average daily net assets.

Cavanal Hill Tax Free Money Market Fund -Premier Shares	Annual rate of fifty one-hundredths of one percent (.50%) of Premier Shares of Cavanal Hill Tax Free Money Market Fund’s average daily net assets.

Cavanal Hill Tax Free Money Market Fund -Administrative Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Administrative Shares of Cavanal Hill Tax Free Money Market Fund’s average daily net assets.

Cavanal Hill Tax Free Money Market Fund -Service Shares+	Annual rate of twenty-five one-hundredths of one percent (.25%) of Service Shares of Cavanal Hill Tax Free Money Market Fund’s average daily net assets.

Cavanal Hill Bond Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Bond Fund’s average daily net assets.

Cavanal Hill Bond Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill Bond Fund’s average daily net assets.

Cavanal Hill Intermediate Bond Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Intermediate Bond Fund’s average daily net assets.

Cavanal Hill Intermediate Bond Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill Intermediate Bond Fund’s average daily net assets.

Cavanal Hill U.S. Large Cap Equity Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill U.S. Large Cap Equity Fund’s average daily net assets.

Cavanal Hill U.S. Large Cap Equity Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill U.S. Large Cap Equity Fund’s average daily net assets.

Cavanal Hill Short-Term Income Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Short-Term Income Fund’s average daily net assets.

Cavanal Hill Short-Term Income Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill Short-Term Income Fund’s average daily net assets.

Cavanal Hill Balanced Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Balanced Fund’s average daily net assets.

Cavanal Hill Balanced Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill Balanced Fund’s average daily net assets.

Cavanal Hill Intermediate Tax-Free Bond Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Intermediate Tax-Free Bond Fund’s average daily net assets.

Cavanal Hill Intermediate Tax-Free Bond Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill Intermediate Tax-Free Bond Fund’s average daily net assets.

Cavanal Hill Opportunistic Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Opportunistic Fund’s average daily net assets.

Cavanal Hill Opportunistic Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill Opportunistic Fund’s average daily net assets.

*             All fees are computed daily and paid monthly.

+             As of the Effective Date, these Classes are not offered for sale and no shares are outstanding. Until such Class has shares outstanding, services will not be rendered and expense will not be incurred for such Class un